Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics Announces an Agreement with Idis for a Named Patient Program for
FOLOTYN™ (pralatrexate injection)

WESTMINSTER, Colo., December 4, 2009 — Allos Therapeutics, Inc. (Nasdaq:  ALTH) today announced the execution of a collaborative agreement with Idis, a UK-based global company, to manage the named patient program for FOLOTYN™ (pralatrexate injection) outside of the United States. The U.S. Food and Drug Administration (FDA) has granted accelerated approval for FOLOTYN for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL). This indication is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. Allos retains exclusive worldwide rights to develop and commercialize FOLOTYN in all indications. FOLOTYN has been available to patients in the U.S. since October 2009, and is expected to be available under the named patient program outside the U.S. beginning in January 2010.

“We are pleased to partner with Idis, a recognized leader in named patient programs, to provide access to FOLOTYN for patients with relapsed or refractory peripheral T-cell lymphoma outside the U.S.,” explained Paul L. Berns, president and chief executive officer at Allos Therapeutics, Inc. “Importantly, this program will allow a greater number of patients with relapsed or refractory PTCL to potentially benefit from the use of FOLOTYN.”

A named patient program is a mechanism through which physicians can legally and ethically prescribe investigational or approved drugs for patients prior to their commercial launch. Under the terms of the agreement, Idis will be the exclusive supplier of FOLOTYN to health care providers outside of the U.S. on a named patient basis.

Contact Information for Program

Licensed healthcare professionals outside the U.S. treating patients with relapsed or refractory peripheral T-cell lymphoma interested in FOLOTYN should contact Idis at:

Tel: +44 (0) 1932 824 123

Fax: +44 (0) 1932 824 323

Email: customerservices@idispharma.com

About Idis

Idis is committed to addressing the unmet medical needs of patients worldwide. Idis’ programs and services enable seriously ill people, who have exhausted all treatment options, to obtain access to pre-approved, pre-launch, or difficult-to-access medicines that could prolong their lives.

With worldwide reach and market-specific regulatory expertise, Idis partners with bio/pharmaceutical companies, pharmacists and physicians around the world to provide medicines to patients through expanded access programs. Idis’ comprehensive services for developing and implementing successful expanded access programs include: strategic counsel to companies on program development, implementation and execution; support to healthcare professionals for obtaining access and administering pre-approved drugs through these programs; counsel on regulatory guidelines governing access to pre-approved drugs; and valuable insight data. Idis also develops and implements programs by which bio/pharmaceutical companies can effectively manage mature brand strategies and offers a range of strategic procurement solutions. For more information please visit:  www.idispharma.com.

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN™ (pralatrexate injection), a folate analogue metabolic inhibitor. FOLOTYN is the first and only drug approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma. Allos is also exploring the potential of FOLOTYN in other indications. Allos retains exclusive worldwide rights to FOLOTYN for all indications. Allos is headquartered in Westminster, CO. For additional information, please visit www.allos.com.

Important Safety Information

Warnings and Precautions:

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If > Grade 2 mucositis is observed, omit or modify dose.

Patients should be instructed to take folic acid (1.0 -1.25 mg orally on a daily basis) and receive vitamin B12 (1 mg intramuscularly every 8-10 weeks) to potentially reduce treatment-related hematological toxicity and mucositis.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN, and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are > Grade 3, omit or modify dose.

Adverse Reactions:

The most common adverse reactions observed in PROPEL were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%). The most common serious adverse events (>3%), regardless of causality, were pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea and thrombocytopenia. Forty-four percent of patients experienced a serious adverse event while on study or within 30 days after their last dose of FOLOTYN. Twenty-three percent of patients discontinued treatment due to adverse reactions.

Drug Interactions:

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethaxazole) may result in delayed renal clearance.

Use in Specific Patient Population:

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

For additional important safety information, please see the full prescribing information for FOLOTYN at www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding the potential for patients outside the U.S. with relapsed or refractory PTCL to obtain access to or potentially benefit from the use of FOLOTYN; and other statements that are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially include, but are not limited to, the risks and uncertainties associated with the Company’s dependence on Idis to manage the named patient program outside the U.S., Idis’ compliance with applicable regulatory requirements; the acceptance of FOLOTYN in the marketplace; the status of reimbursement from third party payers; and the Company’s dependence on third party manufacturers. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: The Allos logo is a trademark of Allos Therapeutics, Inc.

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